Exhibit 99.1
[West Marine Logo]

WEST MARINE REPORTS FOURTH QUARTER 2009 NET REVENUES

WATSONVILLE, CA, January 14, 2010 - West Marine, Inc. (Nasdaq: WMAR) today reported net revenues of $104.2 million for its 13-week 2009 fiscal fourth quarter ended January 2, 2010.  Adjusted to remove the impact of an extra week in the 2008 fiscal fourth quarter, 2009 fiscal fourth quarter adjusted net revenues increased by $1.7 million, or 1.7%, and adjusted comparable store sales increased by $2.6 million, or 3.2%, over last year.  Without this adjustment, net revenues decreased by $6.9 million, or 6.2%, to net revenues of $104.2 million compared to the 14-week 2008 fiscal fourth quarter, and comparable store sales decreased by $4.3 million, or 4.8%.

Stores opened during fourth quarter 2008 and fiscal year 2009 increased net revenues by $4.6 million versus last year.  However, the impact of stores closed during fourth quarter 2008 and fiscal year 2009 reduced net revenues by $4.4 million.

Geoff Eisenberg, Chief Executive Officer of West Marine, said:  “It’s certainly noteworthy that despite the still-difficult market environment, when you evaluate the reporting periods so that both 2008 and 2009 are based on the same number of weeks, we’ve achieved two consecutive quarters of comparable store and overall company growth.  As was the trend throughout 2009, our revenues exceeded our internal expectations, which we attribute not only to the efforts of our teams of Associates and the success of many of our operating strategies, but also to an improvement in the levels of boating usage in many markets.

“The holiday season is not as important to West Marine as it is to most retailers, but it is still significant, and we were very pleased with Customer response to our offers. With an anticipated decline in sales of street navigation products, we moved a lot of our investment towards other, more boating-related “giftable” items, and these performed well.

“We are pleased with our 2009 net revenues, especially when adjusting for the extra week of sales in 2008. The second half of the year was better for us than the first half, and that gives us more confidence in the boating products market as we move into 2010.

“Our webcast and conference call to discuss fourth quarter and full year 2009 financial results is currently scheduled for Thursday, March 4, 2010 at 9:00 AM Pacific Time, and details on that will follow in the near future.”

Net revenues in the Stores segment for West Marine’s 2009 fiscal fourth quarter were $91.2 million, a decrease of $4.1 million, or 4.3%, compared to same period last year.  Adjusted to remove the impact of the extra week last year, net revenues in this segment improved by $3.4 million, or 3.9%, with comparable store sales increasing by $2.6 million, or 3.2%.  West Marine’s Port Supply (wholesale) segment revenues through the distribution centers for fiscal fourth quarter 2009 were $5.7 million, a decrease of $2.0 million, or 25.9%, compared to the same period last year.  Adjusting for the impact of the extra week last year, net Port Supply revenues declined by $1.3 million, or 18.3%, over last year.  Port Supply sales to wholesale customers through store locations are included in the Stores segment.  Net revenues in the Direct Sales segment for fiscal fourth quarter 2009 were $7.3 million, a decrease of $0.8 million, or 10.3%, compared to the same period last year.  Adjusting for the impact of last year’s extra week, net Direct Sales segment revenues declined by $0.4 million, or 5.5%, over last year.

Net revenues for the 52 weeks ended January 2, 2010 were $588.7 million, a decrease of $42.6 million, or 6.7%, from net revenues of $631.3 million for the 53 weeks ended January 3, 2009, primarily due to a decline of 3.6%, or $18.7 million, in comparable store sales.  There was a further decrease of $27.1 million from store closures during fiscal year 2009, partly offset by $18.4 million of net revenues generated by new stores.  Adjusted to remove the impact of the extra week in fiscal year 2008, fiscal year 2009 net revenues would have decreased by $36.5 million, or 5.8%, and comparable store sales would have decreased by $13.6 million, or 2.7%, versus last year.

ABOUT WEST MARINE

West Marine, the largest specialty retailer of boating supplies and accessories, has 335 company-operated stores located in 38 states, Puerto Rico, Canada and two franchised stores located in Turkey.  Our call center and Internet channels offer customers approximately 50,000 products and the convenience of exchanging catalog and Internet purchases at our store locations. Our Port Supply division is one of the largest wholesale distributors of marine equipment serving boat manufacturers, marine services, commercial vessel operators and government agencies.  For more information on West Marine's products and store locations, or to start shopping, visit westmarine.com or call 1-800-BOATING (1-800-262-8464).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements concerning statements that are predictive or express expectations that depend on future events or conditions that involve risks and uncertainties. These forward-looking statements include, among other things, expectations relating to our business strategies, and our ability to improve financial performance in a softening industry and challenging economic environment, as well as facts and assumptions underlying these expectations.  Actual results may differ materially from the preliminary expectations expressed or implied in these forward-looking statements due to various risks, uncertainties or other factors, including those set forth in West Marine’s annual report on Form 10-K for the fiscal year ended January 3, 2009.  Except as required by applicable law, West Marine assumes no responsibility to update any forward-looking statements as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL INFORMATION

This release includes certain financial information not derived in accordance with generally accepted accounting principles ("GAAP").  These non-GAAP measures are total net revenues, comparable store sales, Stores segment net revenues, Port Supply segment net revenues and Direct Sales segment net revenues for 2008, each adjusted for comparison purposes.  Specifically, the first week in fiscal fourth quarter 2008 was removed to create a 13-week period ended January 3, 2009.  Additionally, the first week in fiscal year 2008 was removed to create a 52-week period ended January 3, 2009.  Management believes that these non-GAAP measures are useful to investors because they provide a more direct and meaningful comparison of year-over-year revenues.  These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Management has reconciled these non-GAAP financial measures to the most directly comparable GAAP financial measures in the tables set forth below.

Contact:  West Marine, Inc.
Tom Moran, Senior Vice President and Chief Financial Officer
(831) 761-4229

West Marine, Inc.
Reconciliation of Non-GAAP Financial Measures
(Preliminary and unaudited; in thousands)

	13 Weeks Ended	14 Weeks Ended
	January 2, 2010	January 3, 2009	$ Change	% Change

GAAP net revenues	$104,183	$111,065	$(6,882)	(6.2)%
less: Week ended October 4, 2008	-	(8,596)	8,596

Non-GAAP adjusted net revenues	$104,183	$102,469	$1,714	1.7%

	13 Weeks Ended	14 Weeks Ended
	January 2, 2010	January 3, 2009	$ Change	% Change

GAAP comparable store sales	$84,470	$88,748	$(4,278)	(4.8)%
less: Week ended October 4, 2008	-	(6,868)	6,868

Non-GAAP adjusted comparable store sales	$84,470	$81,880	$2,590	3.2%

	13 Weeks Ended	14 Weeks Ended
	January 2, 2010	January 3, 2009	$ Change	% Change

GAAP Stores segment net revenues	$91,217	$95,278	$(4,061)	(4.3)%
less: Week ended October 4, 2008	-	(7,469)	7,469

Non-GAAP adjusted Stores segment net revenues	$91,217	$87,809	$3,408	3.9%

	13 Weeks Ended	14 Weeks Ended
	January 2, 2010	January 3, 2009	$ Change	% Change

GAAP Port Supply segment net revenues	$5,695	$7,681	$(1,986)	(25.9)%
less: Week ended October 4, 2008	-	(711)	711

Non-GAAP adjusted Port Supply segment net revenues	$5,695	$6,970	$(1,275)	(18.3)%

	13 Weeks Ended	14 Weeks Ended
	January 2, 2010	January 3, 2009	$ Change	% Change

GAAP Direct Sales segment net revenues	$7,271	$8,106	$(835)	(10.3)%
less: Week ended October 4, 2008	-	(416)	416

Non-GAAP adjusted Direct Sales segment net revenues	$7,271	$7,690	$(419)	(5.5)%

West Marine, Inc.
Reconciliation of Non-GAAP Financial Measures
(Preliminary and unaudited; in thousands)

	52 Weeks Ended	53 Weeks Ended
	January 2, 2010	January 3, 2009	$ Change	% Change

GAAP net revenues	$588,673	$631,258	$(42,585)	(6.7)%
less: Week ended January 5, 2008	-	(6,064)	6,064

Non-GAAP adjusted net revenues	$588,673	$625,194	$(36,521)	(5.8)%

	52 Weeks Ended	53 Weeks Ended
	January 2, 2010	January 3, 2009	$ Change	% Change

GAAP comparable store sales	$496,730	$515,435	$(18,705)	(3.6)%
less: Week ended January 5, 2008	-	(5,092)	5,092

Non-GAAP adjusted comparable store sales	$496,730	$510,343	$(13,613)	(2.7)%